ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775)684-5706
Website: www.nvsos.gov

Articles of Incorporation       Filed in the office of
(Pursuant to NRS Chapter 78)    Ross Miller
                                Secretary of State
                                State of Nevada

                                Document Number       20100225004-36
                                Filing Date and Time  03/15/2010 8:00AM
                                Entity Number         E0160252010-8

1. Name of Corporation:         Gala Global Inc.

2. Registered Agent for
     Service of Process:        [x]  Commercial Registered Agent:
   (check only one box)           Business Filings Incorporated
                                [ ] Noncommercial Registered Agent
                                  (name and address below)
                                         -OR-
                                [ ] Office or Position with Entity
                                   (name and address below)
 ___________________________________________________________________
  Name of Noncommercial Registered Agent or Name of Title of Office or Other Position with Entity
____________________________ ___________________ Nevada ____________
Street Address               City                       Zip Code
____________________________ ___________________ Nevada ____________
Mailing Address (if          City                       Zip Code
different from street
address)

3. Authorized Stock:            Number of shares with par value:
(number of shares corporation     75000000
 is authorized to issue)        Par value per share: $.001
                                Number of shares without par value:____

4. Names and Addresses of the
   Board of Directors/Trustees: Mikhail Muyingo
(each Director/ Trustee must be 25 B. Hampstead Hill Gardens
 a natural person at least 18   London, England NW32PJ
 years of age: attach additional
 page if more than two directors
/trustees)

5. Purpose:                     The purpose of the corporation shall be
(optional; see instructions)      to engage in any lawful act or
                                  be organized under Chapter 78 of NRS.

6. Name, Address and Signature  Mark Williams, AVP
     of Incorporator:           Business Filings Incorporated
 (attach additional page if     8040 Excelsior Dr. Ste 200
more than one incorporator)     Madison, WI 53717



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7. Certificate of Acceptance of
     Appointment of Registered
     Agent:                     I hereby accept appointment as
                                  Registered Agent for the above named
                                  Entity:
                                Mark Williams, AVP,
                                Business Filings Incorporated
                                March 15, 2010